UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 28, 2004

OGLEBAY NORTON COMPANY

Ohio	000-32665	34-1888342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

North Point Tower 1001 Lakeside Avenue, 15th Floor Cleveland, OH	44114-1151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 861-3300

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On April 28, 2004, the Company issued a press release announcing that the United States Bankruptcy Court for the District of Delaware in Wilmington approved a $305 million second debtor-in-possession (DIP) credit facility that will provide the Company post-petition and exit financing. U.S. Bankruptcy Judge Joel B. Rosenthal said he would sign the order approving the second DIP facility and authorizing the Company to pay commitment fees for the loans. [The order was signed and entered on April 30, 2004.] The Company secured the second DIP facility from a syndicate of lenders led by Silver Point Finance LLC immediately prior to filing chapter 11. The second DIP will be used to repay the $70 million first DIP facility and the existing pre-petition bank credit facility, and to provide ongoing working capital requirements while the Company is in chapter 11.

The Company also said it filed a joint plan of reorganization with the court on April 27, 2004. The plan is subject to review and approval by certain creditors of the Company and by the Court. The Company said that it intends to file the related disclosure statement with the Court in the coming weeks.

A copy of the press release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLEBAY NORTON COMPANY

By:	/s/ JULIE A. BOLAND
Julie A. Boland
Vice President, Chief Financial Officer and Treasurer

Date: May 4, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated April 28, 2004.